                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                             ----------------------

                  Bank One Trust Company, National Association
               (Exact name of trustee as specified in its charter)

A National Banking Association                            31-0838515
                                                          (I.R.S. employer
                                                          identification number)

100 East Broad Street, Columbus, Ohio                     43271-0181
(Address of principal executive offices)                  (Zip Code)

                          Bank One Trust Company, N.A.
                                1 Bank One Plaza
                             Chicago, Illinois 60670
    Attn: Sandra L. Caruba, First Vice President and Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)

                             ----------------------

                               MONY Holdings, LLC
               (Exact name of obligor as specified in its charter)

Delaware                                                  13-3976138
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)


1740 Broadway
New York, New York                                        10019
(Address of principal executive offices)                  (Zip Code)

                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)  Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2.Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificate of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by Section 321 (b) of the
               Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of July, 2002.

              Bank One Trust Company, National Association,
              Trustee

              By /s/ Sandra L. Caruba
                 Sandra L. Caruba
                 First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                          July 15, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between MONY Holdings, LLC and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

             Very truly yours,

             Bank One Trust Company, National Association

                    By:  /s/Sandra L. Caruba
                         Sandra L. Caruba
                         First Vice President

 Bank One Trust Company, N.A.                                          FFIEC 041
-------------------------------------------------
 Legal Title of Bank                                                   RC-1

 Columbus
-------------------------------------------------                      ---------
 City                                                                     10
                                                                       ---------

 OH                                 43271
-------------------------------------------------
 State                              Zip Code

 FDIC Certificate Number - 21377

 Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2002

 All schedules are to be reported in thousands of dollars. Unless otherwise Indicated, report the amount outstanding as of the last business day of the quarter.

 Schedule RC--Balance Sheet

                                                                                                            -------------------
                                                                                 Dollar Amounts in Thousands RCON  ?? ??  Thou
-------------------------------------------------------------------------------------------------------------------------------
 ASSETS
 1. Cash and balances due from depository Institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency an coin (1)                                                00?1       207,???  1.a
                                                            -------------------------------------------------------------------
    b. Interest-bearing balances (2)                                                                        0071             0  1.b
                                    -------------------------------------------------------------------------------------------
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)                                           17?4             0  2.a
                                                                 --------------------------------------------------------------
    b. Avalilable-for-sale securities (from Schedule RC-B, column D)                                        1773           119  2.b
                                                                    -----------------------------------------------------------
 3. Federal funds sold and securities purchased under agreements to resell:
    a. Federal Funds sold                                                                                   ???7       621,09?  3.a
                         ------------------------------------------------------------------------------------------------------
    b. Securities purchased under agreements to resell (3)                                                  ????       808,738  3.b
                                                          ---------------------------------------------------------------------
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale                                                                       ????             0  4.a
                                     ------------------------------------------------------------------------------------------
    b. Loans and leases, net of unearned Income                                         ??2?      130,79?                       4.b
                                               ------------------------------------------------------------
    c. LESS: Allowance for loan and lease losses                                        3123          455                       4.c
                                                -----------------------------------------------------------
    d. Loans and leases, net of unearned Income and allowance (item 4.b minus 4.c)                          ??2?       130,341  4.d
                                                                                  ---------------------------------------------
 5. Trading assets (from Schedule RC-D)                                                                     354?             0  5
                                       ----------------------------------------------------------------------------------------
 6. Premises and fixed assets (including capitalized leases)                                                2148        11,715  6
                                                            -------------------------------------------------------------------
 7. Other real estate owned (from Schedule RC-M)                                                            2150             0  7
                                                -------------------------------------------------------------------------------
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)                2130             0  8
                                                                                            -----------------------------------
 9. Customers' liability to this bank on acceptances outstanding                                            2155             0  9
                                                                ---------------------------------------------------------------
10. Intangible assets
    a. Goodwill                                                                                             3183             0  10.a
               ----------------------------------------------------------------------------------------------------------------
    b. Other Intangible assets (from Schedule RC-M)                                                         0428         7,735  10.b
                                                   ----------------------------------------------------------------------------
11. Other assets (from Schedule RC-F)                                                                       2180       144,909  11
                                     ------------------------------------------------------------------------------------------
12. Total assets (sum of items 1 through 11)                                                                2170     1.832,338  12
                                            -----------------------------------------------------------------------------------

-------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

Bank One Trust Company, N.A.                                           FFIEC 041
---------------------------------------------
Legal Title of Bank                                                    RC-2

FDIC Certificate Number-21377
                                                                       ---------
                                                                           11
                                                                       ---------
Schedule RC - Continued

                                                                                                         -------------------
                                                                              Dollar Amounts in Thousands RCON ??  ??  Thou
-------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                                            ------------------
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)                         2200      1,584,743  13.a
                                                                                --------------------------------------------
       (1) Noninterest-bearing (1)                                                    8631    1,036,762                       13.a.1
                                  ------------------------------------------------------------------------------------------
       (2) Interest-bearing                                                           8638      547,981                       13.a.2
                            ------------------------------------------------------------------------------------------------
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
                                                                                                         -------------------
    a. Federal funds purchased (2)                                                                       8993              0  14.a
                                  ------------------------------------------------------------------------------------------
    b. Securities sold under agreements to repurchase (3)                                                899?              0  14.b
                                                         -------------------------------------------------------------------
15. Trading liabilities (from Schedule RC-D)                                                             354?              0  15
                                            --------------------------------------------------------------------------------
16. Other borrowed money (includes mortgage indebtedness and obligations under
                                                                                                         -------------------
    capitalized leases) from Schedule RC-M):                                                             3190              0  16
                                            --------------------------------------------------------------------------------
17. Not applicable
                                                                                                         -------------------
18. Bank's liability on acceptances executed and outstanding                                             2?20              0  16
                                                            ----------------------------------------------------------------
19. Subordinated notes and debentures (4)                                                                3200              0  19
                                        ------------------------------------------------------------------------------------
20. Other liabilities (from Schedule RC-G)                                                               2?30         32,?64  20
                                          ----------------------------------------------------------------------------------
21. Total liabilities (sum of Items 13 through 20)                                                       2?4?      1,629,607  21
                                                  --------------------------------------------------------------------------
22. Minority interest in consolidated subsidiaries                                                       3000              0  22
                                                   -------------------------------------------------------------------------
EQUITY CAPITAL
                                                                                                         -------------------
23. Perpetual preferred stock and related surplus                                                        3?3?              0  23
                                                  --------------------------------------------------------------------------
24. Common stock                                                                                         3230            ?00  24
                 -----------------------------------------------------------------------------------------------------------
25. Surplus (excludes all surplus related to preferred stock)                                            3?3?         45,167  25
                                                              --------------------------------------------------------------
26. a. Retained earnings                                                                                 3432        1??,771  26.a
                         ---------------------------------------------------------------------------------------------------
    b. Accumulated other comprehensive income (5)                                                        ??30              3  26.b
                                                  --------------------------------------------------------------------------
27. Other equity capital components (6)                                                                  A130              0  27
                                        ------------------------------------------------------------------------------------
28. Total equity capital (sum of items 23 through 27)                                                    3210        211,731  28
                                                      ----------------------------------------------------------------------
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)               3300      1,882,338  29
                                                                                           ---------------------------------

Memorandum
To be reported with the March Report of Condition.                                                       -------------------
1. Indicate in the box at the right the number of the statement below that best describes the            RCON     Number
   most comprehensive level of auditing work performed for the bank by independent external              -------------------
   auditors as of any date during 2001                                                                   8724            N/A  M. 1
                                       -------------------------------------------------------------------------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money,"
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses)
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.